RP Financial, LC.
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Financial Services Industry Consultants



                                                 October 28, 2003



Boards of Directors
Provident Bancorp, MHC
Provident Bancorp, Inc.
Provident Bank
400 Rella Boulevard
Montebello, New York  10901

Members of the Boards:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion, the Registration Statement on Form S-1, and in the Registration Statement on Form S-4 for Provident Bancorp, Inc., in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Provident Bancorp, Inc. and the Joint Proxy Statement/Prospectus of Provident Bancorp, Inc. and E.N.B. Holding Company, Inc.


                                                 Sincerely,



                                                 /s/ RP FINANCIAL, LC.


                                                 RP FINANCIAL, LC.



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